Exhibit 99.(c)(2)

CONFIDENTIAL

Presentation to:

April 11, 2007

F R I E D M A N B I L L I N G S R A M S E Y

Quanta Capital Holdings

This document is intended solely for the use of the party to whom FBR has provided it, and is not to be reprinted or redistributed without the permission of
FBR.  All references to “FBR” refer to Friedman, Billings, Ramsey Group, Inc., and its predecessors and subsidiaries as appropriate. Investment banking, sales, trading, and research services are provided by Friedman, Billings, Ramsey  & Co., Inc. (FBR & Co.), except for those online offering, mutual fund distribution and discount brokerage services provided by FBR Investment Services, Inc. (FBRIS), and those services in the U.K., Europe and elsewhere outside the United States and Canada provided by Friedman, Billings, Ramsey International, Ltd. (FBRIL). FBR & Co. and FBRIS are broker-dealers registered with the SEC and are members of the NASD.  FBRIL, based in the U.K, is regulated by the Financial Services Authority.  Asset management services, including managed hedge funds, mutual funds, private equity and venture capital funds, are provided by FBR subsidiaries FBR Investment
Management, Inc. (FBRIM), FBR Fund Advisers, Inc., and Money Management Advisers, Inc., which are investment advisers registered with the SEC.
Mortgage lending and origination provided by First NLC Financial Services, LLC (FNLC).

On March 31, 2003, Friedman, Billings, Ramsey Group, Inc. merged with FBR Asset Investment Corporation (“FBR Asset”), a real estate investment trust
(“REIT”) managed by FBR prior to the merger.  The merged company, Friedman, Billings, Ramsey Group, Inc. is structured as a REIT for U.S. Federal
Income Tax purposes and conducts its brokerage, sales and trading, investment banking, asset management and banking business through taxable REIT subsidiaries.

This document is intended for information purposes only, and shall not constitute a solicitation or an offer to buy or sell, any security or services, or an endorsement of any particular investment strategy.  For additional important information, please visit our website, www.fbr.com.

CAUTIONS ABOUT FORWARD-LOOKING INFORMATION

This presentation and the information incorporated by reference in this presentation include forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” “estimates” or
“anticipates” or the negative of those words or other comparable terminology. Statements concerning projections, future performance developments, events, revenues, expenses, earnings, run rates, and any other guidance on present or future periods constitute forward-looking statements. Such statements include, but are not limited to, those relating to the effects of growth, revenues and earnings, our principal investing activities, levels of assets under management and our current equity capital levels. Forward-looking statements involve risks and uncertainties. You should be aware that a number of important factors could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the overall environment for interest rates, repayment speeds within the mortgage backed securities market, risk associated with equity investments, the demand for public offerings, activity in the secondary securities markets, competition among financial services firms for business and personnel, the high degree of risk associated with venture capital investments, the effect of demand for public offerings, mutual fund and 401(k) pension plan inflows or outflows in the securities markets, volatility of the securities markets, available technologies, the effect of government regulation and of general economic conditions on our own business and on the business in the industry areas on which we focus, fluctuating quarterly operating results, the availability of capital to us and risks related to online commerce. We will not necessarily update the information presented or incorporated by reference in this presentation if any of these forward looking statements turn out to be inaccurate. Risks affecting our business are described throughout our Form 10-K, especially in the section entitled “Risk
Factors.”  The entire Form 10-K, including the Consolidated Financial Statements and the notes and any other documents incorporated by reference into the
Form 10-K, as well as, the Forms 10-Q and 8-K filed subsequent to the Form 10-K, should be read for a complete understanding of our business and the risks associated with that business.

Cautionary Statement

Table of Contents

I.

Situation Overview

II.

Series A Preferred

III.

OMITTED

IV.

FBR

IV.

OMITTED

Situation Overview

Situation Overview

Quanta is considering its options pending permission from Bermuda to release a significant amount of capital

Quanta currently has 3.1 million shares of Series A Preferred outstanding with a stated 10.25% yield

No dividend payments have been made since 3/06

Quanta also has 2 pooled trust preferred issues outstanding

$40 million at 385 over 3-month LIBOR issued on 12/21/2004

$20 million at 350 over 3-month LIBOR issued on 2/24/2005

Interest payments have been deferred since 12/06

Quanta’s Board of Directors is considering the best use of proceeds with regard to retiring the Series A Preferred, the pooled trust preferred issues, or both

This presentation reviews and compares these options

SITUATION OVERVIEW

Series A Preferred

QUANTA

QUANTA CAPITAL HLDGS LTD PFDA
Volume (Shrs. In Thousands)
Price (USD)
450
400
350
300
250
200
150
100
50
0
28
26
24
22
20
18
16
14
1/06
4/06
7/06
10/06
1/07
4/07

FBR

Trade History

Source: FactSet. Price history from 12/28/2005 to 4/9/2007.

First Class Action Lawsuit Filed
Against Quanta

J

Quanta Announces New Credit
Facility

H

Quanta Announces Third Quarter
2006 Financial Results

I

Quanta Files 2006 Annual Report
on Form 10-K

K

Quanta and Chaucer Formalize
Agreement To Create Pembroke
Managing Agency

G

Quanta Announces Second
Quarter 2006 Financial Results

F

Quanta and Chaucer Agree to
Create New Managing Agency
for Lloyd's Syndicate 4000

E

A.M. Best Downgrades and
Withdraws Ratings of Quanta

D

Quanta Announces Orderly Run-
off of Most Specialty Lines;
Quanta's Lloyd's Syndicate and
ESC Not Included in Run-off Plan

C

Quanta Issues Q4 2005 Loss
Guidance Below Analysts'
Expectations

B

A.M. Best Downgrades Ratings
of Quanta and Places the
Ratings Under Review With
Negative Implications

A

A

B

C

E

D

F

G

H

The Series A Preferred has been volatile since the company was downgraded, but has realized some stability since Q3 earnings were released

I

J

K

SERIES A PREFERRED

80%
70%
60%
50%
40%
30%
20%
10%
0%
71.8%
13.7%
7.7%
3.6%
1.3%
0.7%
0.4%
0.3%
0.3%
0.2%
0.1%
0.1%
FBR
UBS
CANTOR FITZGERALD
STIFEL NICOLAUS
KBW
JPMORGAN
MERRILL LYNCH, PIERCE FENNER
RAYMOND JAMES
CREDIT SUISSE
GOLDMAN SACHS
BB&T CAPITAL MARKETS
LEHMAN BROTHERS

FBR’s Trading Commitment

FBR has been a
leading trader in
Quanta’s Series A
Preferred Equity

Source: AutEx Block data. Trade volumes from 3/1/2006 to 4/4/2007.

SERIES A PREFERRED

FBR placed the Series A and has traded the vast majority of it

FBR is uniquely qualified to serve as tender manager

750,000
675,000
600,000
525,000
450,000
375,000
300,000
225,000
150,000
75,000
-
0.00 - 14.99
15.00 - 15.99
16.00 - 16.99
17.00 - 17.99
18.00 - 18.99
19.00 - 19.99
20.00 - 20.99
21.00 - 21.99
22.00 - 22.99
23.00 - 23.99
24.00 - 24.99
25.00 +

Trade Volume

Source: FactSet. Trade volumes from 3/1/2006 to 4/4/2007.

1.1 MM shares have traded between $16.00 and $18.00 since March 1, 2006

0.9 MM shares have traded between $18.00 and $20.00 since March 1, 2006

SERIES A PREFERRED

This chart indicates
the purchase price
ranges in which Series
A shares have been
purchased since
3/1/06 and is helpful
as we think about
potential tender prices
relative to where the
Series A has traded

March 2006 - April 2007
25,000
20,000
15,000
10,000
5,000
0
Feb-06
Apr-06
Jun-06
Aug-06
Oct-06
Dec-06
Feb-07
Apr-07

FBR

Trailing 30 Day Average Trading Volume

Source: Bloomberg

SERIES A PREFERRED

The 30 day volume-weighted-average price is $19.34

With the exception of a
few large trades, this
issue has been and is
very thinly traded

QUANTA

Future Takeout Price — 1 Year Out

Discount Rate	$25.00	$25.25	$28.00
8.0%	23.15	23.38	25.93
9.0%	22.94	23.17	25.69
10.0%	22.73	22.95	25.45
11.0%	22.52	22.75	25.23
12.0%	22.32	22.54	25.00
13.0%	22.12	22.35	24.78
14.0%	21.93	22.15	24.56

Future Takeout Price — 2 Years Out

Discount Rate	$25.00	$25.25	$28.00
8.0%	21.43	21.65	24.01
9.0%	21.04	21.25	23.57
10.0%	20.66	20.87	23.14
11.0%	20.29	20.49	22.73
12.0%	19.93	20.13	22.32
13.0%	19.58	19.77	21.93
14.0%	19.24	19.43	21.55

Future Takeout Price — 3 Years Out

Discount Rate	$25.00	$25.25	$28.00
8.0%	19.85	20.04	22.23
9.0%	19.30	19.50	21.62
10.0%	18.78	18.97	21.04
11.0%	18.28	18.46	20.47
12.0%	17.79	17.97	19.93
13.0%	17.33	17.50	19.41
14.0%	16.87	17.04	18.90

Future Takeout Price — 4 Years Out

Discount Rate	$25.00	$25.25	$28.00
8.0%	18.38	18.56	20.58
9.0%	17.71	17.89	19.84
10.0%	17.08	17.25	19.12
11.0%	16.47	16.63	18.44
12.0%	15.89	16.05	17.79
13.0%	15.33	15.49	17.17
14.0%	14.80	14.95	16.58

FBR

Present Value of Preferred | INVESTOR PERSPECTIVE

$25.00 - Par

$25.25  - Change-of-control

$28.00 – Redemption after 5
year no-call period

Note: 1)  Assumes no payout of preferred dividends over entire period of analysis

            2)  Discount rate varied from 8% (265 bps over 3-month LIBOR) to 14% (approximate current yield of QNTA’s Series A Preferred)

The tables below show the present value of potential future payouts to preferred holders over the next 4 years at 1 year intervals

After the 5 year no-call period, the redemption price is $28 per share declining to $25 per share over five years

SERIES A PREFERRED

QUANTA

Discount Rate	Present Value Dividends	Redemption	Total
5.0%	8.09	23.31	31.41
7.0%	7.78	21.72	29.50
9.0%	7.49	20.26	27.75
11.0%	7.22	18.92	26.14
13.0%	6.97	17.69	24.66
15.0%	6.73	16.56	23.29
Nominal	8.97	28.00	36.97

Discount Rate	Present Value Dividends	Redemption	Total
5.0%	25,338	72,977	98,315
7.0%	24,368	67,984	92,351
9.0%	23,460	63,415	86,875
11.0%	22,609	59,229	81,838
13.0%	21,810	55,386	77,197
15.0%	21,060	51,854	72,914
Nominal	28,077	87,655	115,732

FBR

Present Value of Preferred | COMPANY PERSPECTIVE

If QNTA intends to forgo  payment of preferred dividends and to call the
Series A Preferred at year end 2010, then QNTA should purchase shares at prices up to $23.31

If QNTA intends to pay preferred dividends and to call the Series A
Preferred at year end 2010, then theoretically QNTA should purchase shares at prices up to $31.41

SERIES A PREFERRED

Per Share ($)

Aggregate ($ 000)

Factors that could affect
pricing:

Any new litigation or
unforeseen changes to
current litigation

A large buyer trying to
establish a position has
the potential to materially
increase the current
market price

Momentum in the
tender offer process

QUANTA

Percent Tendered
100%
80%
60%
40%
20%
0%
$19
$20
$21
$22
$23
$24
$25

FBR

Pricing Recommendation

Based on recent trading prices and trends, present value analysis and our understanding of the holders, we recommend initiating a tender at approximately $21.00 with room to increase the bid to the $22.00 - $22.50 range

The chart below shows the percent of preferred we would expect to be tendered at various prices

Tender Price

SERIES A PREFERRED

Process Considerations

While the general theory is relatively simple and compelling, the execution of this transaction will be very complicated with several moving pieces

Tender offer

Going private

Proxy

Bermuda law

Preferred security

Private purchases of the Series A are permissible and theoretically would be possible ahead of a tender offer

However, we would strongly recommend against this approach

The private transactions would be subject to several rules and concerns

Lose ability to vote the shares / reduce momentum of tender offer process since low-hanging fruit is no longer available

There could be no time table / time pressure in the private transactions

There would be no public solicitation

Concern with the possibility of ‘integrating’ the private purchases with an ensuing tender offer

SERIES A PREFERRED

Party	Symbol
Quanta	QNTA
Johnson Lambert	JL
Baker McKenzie	BM
Friedman Billings Ramsey	FBR
Investment Banking Counsel	IBC
Depositary	D
Printer	P

April						
S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

May						
S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

June						
S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

Market Holiday

Date	Action	Primary Responsibility
Weeks 1 and 2 (4/16 - 4/27)	▪ Begin drafting tender offer documents	QNTA, BM, FBR, IBC
	Schedule TO, including pro forma financials, if needed	
	Offer to Purchase	
Preparation	Letter of Transmittal	
	Notice of Guaranteed Delivery	
	Going Private Documentation (13e-3)	
	Proxy Materials	
	Letter to shareholders	
	Form W-9 guidelines	
	Envelopes	
	▪ Deliver draft term sheet and commitment papers to Company	FBR, IBC
	▪ Begin drafting transaction agreements	
	Dealer Manager Agreement	QNTA, BM, FBR, IBC
	Depositary Agreement	QNTA, BM, D
Weeks 3 and 4 (4/30 - 5/11)	▪ Review and assemble comments to all tender offer documents	QNTA, BM, FBR, IBC, JL
	▪ Select printer, reserve printing time, and deliver documents to printers	QNTA, BM, P
	▪ Finalize term sheet	QNTA, FBR, IBC
Pre-Launch	▪ Finalize board resolutions approving tender offer and related activities	QNTA, BM
	▪ Approve draft press release	QNTA, BM, FBR, IBC, JL
	▪ Confirm arrangements for Book-Entry Delivery	QNTA, BM, D
	▪ Obtain labels for shareholders mailing from transfer agent and transmit to D	QNTA, BM, D, JL
	▪ Conference call with Bermuda regulators	QNTA, BM

Transaction Timeline

SERIES A PREFERRED

Party	Symbol
Quanta	QNTA
Johnson Lambert	JL
Baker McKenzie	BM
Friedman Billings Ramsey	FBR
Investment Banking Counsel	IBC
Depositary	D
Printer	P

April

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

May

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

June

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

Market Holiday

Date	Action	Primary Responsibility
Week 5	▪ Finalize tender offer documents	QNTA, FBR
(5/14 - 5/18)	▪ Finalize/execute transaction agreements	QNTA, BM, FBR, IBC, D, JL
	▪ Begin printing tender offer documents	P
Launch	▪ Finalize tombstone advertisement and press release	QNTA, BM, FBR, IBC, JL
	▪ File schedule TO with SEC	QNTA, BM
	▪ 5/18: Issue press release and publish tombstone advertisement	QNTA, BM, FBR, IBC, JL
	▪ Mail offer to shareholders	IA
Weeks 6, 7, 8 and 9	▪ Solicit tender offers and assist shareholders	QNTA, FBR
(5/21 - 6/18)	▪ Respond to SEC comments and file amendment to Schedule TO, if necessary	QNTA, BM, FBR, IBC
	▪ E: Expiration of tender	
Tender Window	▪ E+1: Announce preliminary results of tender offer	QNTA
Week 10	▪ Pay owners of tendered shares	QNTA, BM, D
(6/19 - 6/22)	▪ Report to Company on final tender offer results	FBR
	▪ File final amendment to Schedule TO and Form 8-K reporting results of tender offer	QNTA, BM
Closing	▪ 6/22: Close (T+3 from finalizing of tender offer)	QNTA, FBR, IBC, Lenders

Transaction Timeline

SERIES A PREFERRED

FBR

Why FBR | UNIQUE SITUATION

There is nothing typical about the current situation or the potential tender offer for the Series A

Run-off insurance company

Only 1 dividend paid to Series A holders

Release of capital is not certain

Bermuda law

Proxy process

FBR has a long track record of success in helping companies with difficult and complex situations – situations that other capital markets participants say are ‘impossible’

Initial capitalization

Preferred / common capital raise in December of 2005

FBR proposes using the investment banking team that managed the common stock and Series A offerings in December of 2005 and helped advise the company as it explored strategic alternatives in 2006 to execute this transaction

This means that both outgoing and incoming calls will be handled by senior investment bankers that are very knowledgeable with respect to all of the pertinent issues. We have partnered with Quanta from its beginning.  No firm could be better positioned to understand the story and communicate it to the market as effectively as
FBR

FBR

Why FBR | KNOWLEDGE OF THE COMPANY

FBR is ideally situated to advise the company with regard to a tender offer for its Series A Preferred Stock

Time is of the essence and FBR will be able to move more quickly than any other firm given our familiarity with the situation and the company

Superior ability to communicate situation accurately to current holders of the Series A Preferred Stock

Ability to manage an effective and efficient due diligence process resulting in appropriate disclosures and ultimately a very ‘tight’ process

Established relationship with many members of senior management, internal and external legal counsel and the Board of Directors

FBR

QUANTA

Holder Name	Shares Owned	Mkt Val ($MM)	%O/S
Akre Capital Management LLC	410,558	7.85	13.11
Mutual of America Capital Management Corp.	75,000	1.43	2.4
Seizert Capital Partners LLC	34,000	0.65	1.09
Nicholas-Applegate Capital Management	13,000	0.25	0.42
Murphy, Michael J.	4,000	0.08	0.13
Ritchie, James J.	3,500	0.07	0.11
Total	540,058	10.32	17.26

Based on 3,131,000 shares outstanding

FBR

Why FBR | KNOWLEDGE OF INVESTORS

FBR placed the stock and has traded the majority of it since the offering

We have long-standing relationships with the current holders that will facilitate productive conversations that would be difficult for another firm to achieve even with knowledge of the current holders

Publicly available information with regard to the holders of the Series A
Preferred is extremely limited

FBR has proprietary data with respect to the current owners of the preferred which makes us the best investment bank to manage Quanta’s tender offer

Source: FactSet

FBR

QUANTA

Holder Name	Shares Owned	Mkt Val ($MM)	%O/S
The Baupost Group LLC	6,950,000	14.39	9.93
Donald Smith & Co., Inc.	6,640,000	13.74	9.49
Robeco Boston Partners Asset Management LP	6,607,515	13.68	9.44
Brandes Investment Partners LP	5,406,126	11.19	7.72
Morgan Stanley & Co., Inc.	3,854,207	7.98	5.51
NWQ Investment Management Co. LLC	3,728,730	7.72	5.33
Friedman, Billings & Ramsey Investment, Inc.	3,029,338	6.27	4.33
Wells Capital Management, Inc.	2,540,359	5.26	3.63
Yacktman Asset Management Co., Inc.	2,287,700	4.74	3.27
Aegis Financial Corp.	2,213,632	4.58	3.16
RiverSource Investments LLC	2,006,900	4.15	2.87
Flagg Street Capital LLC	1,806,945	3.74	2.58
Pioneer Investments	1,716,514	3.55	2.45
Citigroup Investment Research	1,709,652	3.54	2.44
Hotchkis & Wiley Capital Management LLC	1,275,600	2.64	1.82
S&E Partners LP/ Scoggin Capital Management	1,117,439	2.31	1.6
HBK Investments LP	1,050,000	2.17	1.5
Ramsey, W. Russell	928,065	1.92	1.33
Towle & Co.	914,500	1.89	1.31
Seneca Capital Advisors LLC	665,000	1.38	0.95
Top 20	56,448,222	116.85	80.66
Total	70,008,000	144.92	100

FBR

Common Stock Holders

Source: FactSet

FBR

Proposed Terms

$1.0 million

Success fee:

$350k – to be credited against success fee

Non-refundable retainer:

$500k – additional to success fee if 75% or more of
preferred is tendered

Incentive based fee:

Reasonable out-of-pockets including legal to be
reimbursed by the company

Expenses:

FBR

Boston
100 Federal Street, 29th Floor
Boston, Massachusetts 02110
617.757.2900

Dallas
2100 McKinney Avenue, Suite 1940
Dallas, Texas 75201
469.341.1200

Houston
600 Travis Street, Suite 6070
Houston, Texas 77002
713.343.1000

Irvine (Los Angeles)
18101 Von Karman Ave., Suite 950
Irvine, California 92612
949.477.3100

New York
299 Park Avenue, 7th Floor
New York, New York 10171
212.457.3300

Phoenix
2555 East Camelback Rd., Suite 180
Phoenix, Arizona 85016
602.794.3700

San Francisco
4 Embarcadero Center, Suite 1950
San Francisco, California 94111
415.248.2900

London, UK
8th Floor, Berkeley Square House
Berkeley Square
London WIJ 6DB
011.44.20.7409.5300

Friedman Billings Ramsey Group, Inc.

Metropolitan Washington, D.C. Headquarters
1001 Nineteenth Street North . Arlington, Virginia 22209
Tel:  703.312.9500 . Fax: 703.312.9501 . www.fbr.com

NOTE: Not all services are available from all offices.